                                                                    EXHIBIT 99.1

Stock Symbols:                     Investor Contacts:
Nasdaq:          LWNG              Paul Wagler, Senior Vice President, Finance
TSE:             LWN               Dwight Hawes, Vice President, Finance
ME:              LWN               The Loewen Group Inc.
                                   Tel: (800) 347-7010


                                   Media Contacts:
                                   Dave Laundy, Vice President, Communications
                                   The Loewen Group Inc.
                                   Tel: (604) 293-7857

                                   Thomas C. Franco
                                   Broadgate Consultants, Inc.
                                   Tel: (212) 229-2222


                             FOR IMMEDIATE RELEASE

FTC SEEKS INFORMATION FROM LOEWEN GROUP IN CONNECTION WITH PROBE OF SERVICE CORPORATION PROPOSAL

              ____________________________________________________

VANCOUVER, October 1, 1996 -- The Loewen Group Inc. announced today that its attorneys have been contacted by the Federal Trade Commission (FTC) in connection with an investigation of the proposed acquisition of Loewen Group by Service Corporation International (SCI).

According to the Company, the FTC has requested data on all of the Loewen Group's funeral homes and cemeteries, including all properties in which the Company has a financial interest.

The Company also noted that the FTC's request includes detailed information about regional market overlap between Loewen Group and SCI properties, including any properties in which either company has a financial interest.



                                      ###